Exhibit 24


                                Power of Attorney

                                   EXHIBIT 24

                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Terry L. Robinson or Thomas F. Malloy and either of them, as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form SB-2 and all amendments and/or supplements to this Registration Statement on Form SB-2.


/s/ Terry L. Robinson      ,  Director,                      December 20,  1999
---------------------------   Principal Executive Officer
Terry L. Robinson


/s/ David B. Gaw           ,  Director                       December 20, 1999
---------------------------
David B. Gaw


 /s/ Conrad W. Hewitt      ,  Director                       December 20, 1999
---------------------------
Conrad W. Hewitt


/s/ Harlan R. Kurtz        ,  Director                       December 20, 1999
---------------------------
Harlan R. Kurtz


/s/ Richard S. Long        ,  Director                       December 20, 1999
---------------------------
December 20,  1999
Richard S.  Long


 /s/ Thomas H. Lowenstein  ,  Director                       December 20, 1999
---------------------------
20,  1999
Thomas H. Lowenstein


 /s/ Thomas F. Malloy      ,  Director                       December 20, 1999
---------------------------
December 20,  1999
Thomas F. Malloy


/s/ James Tidgewell        ,  Director                       December 20, 1999
---------------------------
December 20,  1999
James Tidgewell


 /s/ Lee-Ann Almeida       ,  Principal Financial Officer    December 20, 1999
---------------------------
 Lee-Ann Almeida